Exhibit 99.1

Luna Innovations Reports Third-Quarter 2021 Results
Luna Labs moved to Discontinued Operations

Highlights
The following highlights reflect the reclassification of Luna Labs to discontinued operations:
•Total revenues of $20.3 million for the three months ended September 30, 2021, up 32% compared to the three months ended September 30, 2020
•Gross margin of 62% for the three months ended September 30, 2021, compared to 63% for the three months ended September 30, 2020
•Operating loss of $10 thousand for the three months ended September 30, 2021, compared to operating income of $1.2 million for the three months ended September 30, 2020
•Net income of $0.4 million for the three months ended September 30, 2021, compared to net income of $3.1 million for the three months ended September 30, 2020
•Adjusted EBITDA of $2.1 million for the three months ended September 30, 2021, compared to $3.1 million for the three months ended September 30, 2020
•Adjusted EPS of $0.03 for the three months ended September 30, 2021, compared to $0.11 for the three months ended September 30, 2020

(ROANOKE, VA, November 15, 2021) - Luna Innovations Incorporated (NASDAQ: LUNA), a global leader in advanced optical technology, today announced its financial results for the three and nine months ended September 30, 2021.

"Q3 was a record quarter for customer demand of our products, as we realized the highest level of bookings we've ever had," said Scott Graeff, President and Chief Executive Officer of Luna. "The largest backlog in our history is the result of record bookings, the increased impact of COVID and industry-wide supply chain challenges which have slowed our ability to deliver products. As a result, revenue for the year will be lighter than what we could have delivered. We believe that this is a temporary situation and remain committed to Luna's strategy. We continue to see vast opportunities for Luna in fiber optic technologies and are pleased to take the pivotal step in focusing on fiber with our transition of Luna Labs to discontinued operations. We have evaluated a number of opportunities and look forward to sharing Luna's meaningful achievements over the coming months."

Third-Quarter Fiscal 2021 Financial Summary
Highlights of the financial results for the three months ended September 30, 2021 are:

	Three Months Ended September 30,		Change
(in thousands, except share and per share data)	2021	2020
Revenues	$20,329	$15,350	32%

Gross profit	12,584	9,632	31%
Gross margin	62%	63%

Operating expense	12,594	8,420	50%
Operating (loss)/income	(10)	1,212
Operating margin	—%	8%

Other (expense)/income and income tax benefit/(expense)	(334)	1,096

Net (loss)/income from continuing operations	$(344)	$2,308

Income from discontinued operations, net of income tax of $235 and $247	699	794

Net income	$355	$3,102	(89)%

Earnings per diluted share (EPS)	$0.01	$0.10	(90)%
Adjusted EPS	$0.03	$0.11	(73)%
Diluted weighted average shares outstanding	33,780,714	32,411,086

Adjusted EBITDA	$2,110	$3,144	(33)%

A reconciliation of Adjusted EPS and Adjusted EBITDA to the nearest comparable figures under generally accepted accounting principles ("GAAP") can be found in the schedules included in this release.

Revenues for the three months ended September 30, 2021 increased compared to the prior-year period, primarily due to revenue generated by the businesses we have recently acquired over the last year.

Gross margin decreased to 62% for the three months ended September 30, 2021, compared to 63% for the three months ended September 30, 2020, driven primarily by product mix. Operating loss and margin declined to $10 thousand and less than 1% of total revenues, respectively, for the three months ended September 30, 2021, compared to $1.2 million and 8% of total revenues, respectively, for the three months ended September 30, 2020. The decrease in operating income was primarily due to an increase in operating expenses and amortization related to our recent acquisitions.

Net income was $0.4 million, or $0.01 per fully diluted share, for the three months ended September 30, 2021, compared to net income of $3.1 million, or $0.10 per fully diluted share, for the three months ended September 30, 2020. Adjusted EPS was $0.03 for the three months ended September 30, 2021 compared to $0.11 for the three months ended September 30, 2020.

Adjusted EBITDA was $2.1 million for three months ended September 30, 2021, compared to $3.1 million for the three months ended September 30, 2020. The decrease was driven by lower income from continuing operations.

Nine Months Ended Fiscal 2021 Financial Summary
Highlights of the financial results for the nine months ended September 30, 2021 are:

	Nine months ended September 30,		Change
(in thousands, except share and per share data)	2021	2020
Revenues	$63,291	$39,837	59%

Gross profit	37,436	24,126	55%
Gross margin	59%	61%

Operating expense	41,061	23,252	77%
Operating (loss)/income	(3,625)	874
Operating margin	(6)%	2%

Other (expense)/income and income tax benefit/(expense)	1,061	1,012	5%

Net (loss)/income from continuing operations	$(2,564)	$1,886

Income from discontinued operations, net of income tax of $381 and $209	2,371	1,469

Net (loss)/income	$(193)	$3,355

Earnings per diluted share (EPS)	$(0.01)	$0.10
Adjusted EPS	$0.08	$0.14	(43)%
Diluted weighted average shares outstanding	33,585,973	32,478,625

Adjusted EBITDA	$4,461	$4,990	(11)%

A reconciliation of Adjusted EPS and Adjusted EBITDA to the nearest comparable GAAP figures can be found in the schedules included in this release.

Revenues for the nine months ended September 30, 2021 increased compared to the prior-year period, primarily due to our recent acquisitions.

Gross margin of 59% for the nine months ended September 30, 2021 was down compared to 61% for the nine months ended September 30, 2020 due to product mix. Operating loss and margin declined to $3.6 million and (6)% of total revenues, respectively, for the nine months ended September 30, 2021, compared to $0.9 million and 2% of total revenues, respectively, for the nine months ended September 30, 2020. The decrease in operating income was primarily due to $2.1 million of integration and transaction costs, as well as $1.6 million of amortization of intangible assets and inventory step-up related to Luna's recently completed acquisitions and its continuing portfolio activities.

Net loss was $0.2 million, or $(0.01) per fully diluted share, for the nine months ended September 30, 2021, compared to a net income of $3.4 million, or $0.10 per fully diluted share, for the nine months ended September 30, 2020. Adjusted EPS was $0.08 for the nine months ended September 30, 2021, compared to $0.14 for the nine months ended September 30, 2020.

Adjusted EBITDA was $4.5 million for the nine months ended September 30, 2021, compared to $5.0 million for the nine months ended September 30, 2020.

2021 Full-Year Outlook
Luna is revising guidance to reflect the reclassification of Luna Labs to discontinued operations and COVID-19 pandemic related issues:
•Total revenue of $85 million to $88 million
•Adjusted EBITDA of $6 million to $8 million

Adjusted EBITDA is a non-GAAP measure. Luna is not providing an outlook for net income/(loss), which is the most directly comparable GAAP measure to Adjusted EBITDA, because changes in the items that Luna excludes from net income to calculate Adjusted EBITDA, such as share-based compensation, tax expense, and significant non-recurring charges, among other things, can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of Luna's routine operating activities.

The outlook above does not include any future acquisitions, divestitures, or unanticipated events.

Non-GAAP Financial Measures
In evaluating the operating performance of its business, Luna’s management considers Adjusted EBITDA and Adjusted EPS, which exclude certain charges and income that are required by GAAP. Adjusted EBITDA and Adjusted EPS provide useful information to both management and investors by excluding the effect of certain non-cash expenses and items that Luna believes may not be indicative of its operating performance, because either they are unusual and Luna does not expect them to recur in the ordinary course of its business, or they are unrelated to the ongoing operation of the business in the ordinary course. Adjusted EBITDA and Adjusted EPS should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Adjusted EBITDA and Adjusted EPS have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.

Conference Call Information
As previously announced, Luna will conduct an investor conference call at 5:00 pm (ET) today to discuss its financial results for the three and nine months ended September 30, 2021. The investor conference call will be available via live webcast on the Luna website at www.lunainc.com under the tab “Investor Relations.” To participate by telephone, the domestic dial-in number is 844.578.9643 and the international dial-in number is 270.823.1522. The participant access code is 6088397. Investors are advised to dial in at least five minutes prior to the call to register. The webcast will be archived on the company’s website under “Webcasts and Presentations” for 30 days following the conference call.

About Luna
Luna Innovations Incorporated (www.lunainc.com) is a leader in optical technology, providing unique capabilities in high-performance, fiber optic-based, test products for the telecommunications industry and distributed fiber optic-based sensing for a multitude of industries. Luna’s business model is designed to accelerate the process of bringing new and innovative technologies to market.

Forward-Looking Statements
The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include Luna's expectations regarding its projected 2021 financial results and outlook, the Company's growth potential, the resolution of backlog and supply chain challenges and the potential sale of Luna Labs. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Luna may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, failure of demand for Luna's products and services to meet expectations, failure of target market to grow and expand, technological and strategic challenges, uncertainties related to the ultimate impact of the COVID-19 pandemic and those risks and uncertainties set forth in Luna’s Form 10-Q for the quarter ended September 30, 2021, and Luna's other periodic reports and filings with the Securities and Exchange Commission ("SEC"). Such filings are available on the SEC’s website at www.sec.gov and on Luna’s website at www.lunainc.com. The statements made in this release are based on information available to Luna as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release.
Investor Contact:
Allison Woody
Phone: 540-769-8465
Email: IR@lunainc.com

Luna Innovations Incorporated
Consolidated Balance Sheets
 (in thousands, except share data)

	September 30, 2021	December 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$14,755	$15,366
Accounts receivable, net	19,557	21,928
Contract assets	2,883	4,139
Inventory	25,350	23,062
Prepaid expenses and other current assets	6,213	4,433
Assets held for sale	13,855	6,541
Total current assets	82,613	75,469
Property and equipment, net	2,820	2,917
Intangible assets, net	17,819	19,994
Goodwill	18,979	18,121
Operating lease right-of-use asset	5,497	5,984
Other non-current assets	246	369
Deferred tax asset	1,707	1,689
Non-current assets held for sale	—	6,459
Total assets	$129,681	$131,002
Liabilities and stockholders’ equity
Liabilities:
Current liabilities:
Current portion of long-term debt obligations	$4,167	$4,167
Accounts payable	2,585	2,852
Accrued and other current liabilities	10,826	10,773
Contract liabilities	4,967	6,698
Current portion of operating lease liability	2,020	1,876
Liabilities associated with assets held for sale	9,091	3,719
Total current liabilities	33,656	30,085
Long-term debt obligations	12,709	15,817
Long-term portion of operating lease liability	4,073	5,034
Other long-term liabilities	374	410
Non-current liabilities associated with assets held for sale	—	5,214
Total liabilities	50,812	56,560
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.001, 100,000,000 shares authorized, 33,511,899 and 32,724,512 shares issued, 31,961,907 and 31,024,537 shares outstanding at September 30, 2021 and December 31, 2020, respectively	34	33
Treasury stock at cost, 1,739,455 and 1,699,975 shares at September 30, 2021 and December 31, 2020, respectively	(5,209)	(4,789)
Additional paid-in capital	97,238	92,403
Accumulated deficit	(13,150)	(12,957)
Accumulated other comprehensive loss	(44)	(248)
Total stockholders’ equity	78,869	74,442
Total liabilities and stockholders’ equity	$129,681	$131,002

Luna Innovations Incorporated
Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Revenues	$20,329	$15,350	$63,291	$39,837
Cost of revenues	7,745	5,718	25,855	15,711
Gross profit	12,584	9,632	37,436	24,126
Operating expense:
Selling, general and administrative	9,674	6,229	33,414	17,959
Research, development and engineering	2,920	1,615	7,647	4,717
Loss on sale of property and equipment	—	576	—	576
Total operating expense	12,594	8,420	41,061	23,252
Operating (loss)/income	(10)	1,212	(3,625)	874
Other (expense)/income:
Investment income	—	1	—	65
Other income	—	13	—	19
Interest expense	(110)	(1)	(375)	(2)
Total other (expense)/income	(110)	13	(375)	82
(Loss)/income from continuing operations before income taxes	(120)	1,225	(4,000)	956
Income tax expense/(benefit)	224	(1,083)	(1,436)	(930)
Net (loss)/income from continuing operations	(344)	2,308	(2,564)	1,886
Income from discontinued operations, net of income tax of $235, $246, $381, and $673	699	794	2,371	1,469
Net income/(loss)	$355	$3,102	$(193)	$3,355
Net (loss)/income per share from continuing operations:
Basic	$(0.01)	$0.07	$(0.08)	$0.06
Diluted	$(0.01)	$0.07	$(0.08)	$0.06
Net income per share from discontinued operations:
Basic	$0.02	$0.03	$0.08	$0.05
Diluted	$0.02	$0.02	$0.07	$0.05
Net income/(loss) per share attributable to common stockholders:
Basic	$0.01	$0.10	$(0.01)	$0.11
Diluted	$0.01	$0.10	$(0.01)	$0.10
Weighted average shares:
Basic	31,944,869	30,809,896	31,553,998	30,593,954
Diluted	33,780,714	32,411,086	33,585,973	32,478,625

Luna Innovations Incorporated
Consolidated Statements of Cash Flows (Unaudited)
 (in thousands)

	Nine Months Ended September 30,
	2021	2020

Cash flows provided by operating activities
Net (loss)/income	$(193)	$3,355
Adjustments to reconcile net loss to net cash (used in)/provided by operating activities
Depreciation and amortization	3,523	2,126
Share-based compensation	2,230	1,538
Bad debt expense	262	147
Loss on sale of property and equipment	—	576
Loss from discontinued operations, net of tax	—	1,436
Deferred taxes	(23)	(313)
Change in assets and liabilities
Accounts receivable	220	(2,131)
Contract assets	837	(1,589)
Inventory	(1,906)	(1,419)
Other current assets	(1,752)	(1,982)
Accounts payable and accrued expenses	(1,681)	(1,481)
Contract liabilities	(287)	(166)
Net cash provided by operating activities	1,230	97
Cash flows (used in)/provided by investing activities
Acquisition of property and equipment	(943)	(422)
Intangible property costs	(215)	(291)
Proceeds from sale of property and equipment	—	403
Proceeds from sale of discontinued operations	—	600
Net cash (used in)/provided by investing activities	(1,158)	290
Cash flows (used in)/provided by financing activities
Payments on finance lease obligations	(36)	(39)
Payments of debt obligations	(3,110)	—
Repurchase of common stock	(420)	(329)
Proceeds from ESPP	530	—
Proceeds from the exercise of options and warrants	2,076	1,397
Net cash (used in)/provided by financing activities	(960)	1,029
Effect of exchange rate changes on cash and cash equivalents	277	—
Net (decrease)/increase in cash and cash equivalents	(611)	1,416
Cash and cash equivalents-beginning of period	15,366	25,006
Cash and cash equivalents-end of period	$14,755	$26,422

Luna Innovations Incorporated
Reconciliation of Net Income/(Loss) to EBITDA and Adjusted EBITDA
 (in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Net income/(loss)	$355	$3,102	$(193)	$3,355
Income from discontinued operations, net of tax	699	794	2,371	1,469
Net (loss)/income from continuing operations	(344)	2,308	(2,564)	1,886
Interest expense	110	1	375	2
Investment income	—	(1)	—	(65)
Income tax expense/(benefit)	224	(1,083)	(1,436)	(930)
Depreciation and amortization	1,131	709	3,440	1,979
EBITDA	1,121	1,934	(185)	2,872
Share-based compensation	689	542	2,133	1,450
Integration and transaction expense	196	—	2,073	—
Loss on sale of property and moving related expenses	—	668	—	668
Amortization of inventory step-up	104	—	440	—
Adjusted EBITDA	$2,110	$3,144	$4,461	$4,990

Luna Innovations Incorporated
Reconciliation of Net Income/(Loss) to Adjusted EPS
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Net income/(loss)	$355	$3,102	$(193)	$3,355
Income from discontinued operations, net of tax	699	794	2,371	1,469
Net (loss)/income from continuing operations	(344)	2,308	(2,564)	1,886
Share-based compensation	689	542	2,133	1,450
Integration and deal expense	196	—	2,073	—
Amortization of intangible assets	761	424	2,353	1,236
Amortization of inventory step-up	104	—	440	—
Loss on sale of property and moving related expenses	—	668	—	668
Income tax effect on adjustments	(438)	(409)	(1,750)	(839)
Adjusted income from continuing operations	$968	$3,533	$2,685	$4,401

Adjusted EPS	$0.03	$0.11	$0.08	$0.14

Adjusted weighted average shares (in thousands):
Diluted	33,781	32,411	33,586	32,479
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